Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-175539 and 333-175534) and Form S-8 (Nos. 333-178625, 333-160008, 333-159325, 333-122326, 333-159324 and 333-115893) of Assured Guaranty Ltd. of our report dated April 8, 2013 relating to the financial statements of Assured Guaranty Corp., which appears in Exhibit 99.1 to this Current Report on Form 8-K.
New York, New York
April 8, 2013

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